SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Procera Networks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROCERA NETWORKS, INC.

4121 Clipper Court

Fremont, California 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 27, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Procera Networks, Inc., a Nevada corporation (the “Company”). The meeting will be held on Monday, August 27, 2012 at 9:30 a.m. local time at the Company’s principal executive offices located at 4121 Clipper Court, Fremont, California 94538 for the following purposes:

1.	To elect the eight (8) nominees of the Company’s Board of Directors (the “Board”), James F. Brear, Staffan Hillberg, B.G. Kumar, Alan B. Lefkof, Mary Losty, Scott McClendon, Thomas Saponas, and William Slavin, to the Board to serve until the 2013 Annual Meeting of Stockholders.

2.	To approve amendments to the Company’s 2007 Equity Incentive Plan (the “2007 Plan”) to: (a) increase the number of shares of common stock that may be issued under the 2007 Plan by 800,000 shares, and (b) eliminate the Board’s ability to take action related to the 2007 Plan that would be treated as a repricing under generally accepted accounting principles without the approval of the Company’s stockholders.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement accompanying this Notice.

4.	To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is July 2, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Monday, August 27, 2012 at 9:30 a.m. at 4121 Clipper Court, Fremont, California 94538.

The proxy statement and annual report to stockholders

are available at http://www.proceranetworks.com/annual.

By Order of the Board of Directors

/s/ Charles Constanti

Charles Constanti
Chief Financial Officer and Secretary

Fremont, California

July 12, 2012

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote over the telephone or the Internet as instructed in these materials, or vote by completing, dating, signing and returning the proxy card that you may request, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROCERA NETWORKS, INC.

4121 Clipper Court

Fremont, California 94538

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

August 27, 2012

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (the “Board”) of Procera Networks, Inc. (sometimes referred to as “we”, “us” or “Procera”) is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials (including a proxy card) may be found in the Notice.

We intend to mail the Notice on or about July 18, 2012 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Monday, August 27, 2012 at 9:30 a.m. local time at our principal executive offices located at 4121 Clipper Court, Fremont, California 94538. Directions to the Annual Meeting may be found at http://www.proceranetworks.com/directions.html. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on July 2, 2012 will be entitled to vote at the Annual Meeting. On this record date, there were 19,347,101 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on July 2, 2012 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on July 2, 2012 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of eight (8) directors;

•

Amendments to our 2007 Equity Incentive Plan (the “2007 Plan”) to: (a) increase the number of shares of common stock that may be issued under the 2007 Plan by 800,000 shares, and (b) eliminate the Board’s ability to take action related to the 2007 Plan that would be treated as a repricing under generally accepted accounting principles without the approval of our stockholders;

•	Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

•	Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to the election of directors, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple and depend upon whether your shares are registered in your name or are held by a bank, broker or other agent:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m., Eastern daylight time on August 26, 2012 to be counted.

•

To vote through the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m., Eastern daylight time on August 26, 2012 to be counted.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you upon request and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on July 2, 2012.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all eight (8) nominees for director, “For” the amendments to the 2007 Plan to: (a) increase the number of shares of common stock that may be issued under the 2007 Plan by 800,000 shares, and (b) eliminate the Board’s ability to take action related to the 2007 Plan that would be treated as a repricing under generally accepted accounting principles without the approval of our stockholders, “For” the advisory approval of the compensation of our named executive officers, and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by mail, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to Procera’s Secretary at 4121 Clipper Court, Fremont, California 94538.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by March 20, 2013, to Procera’s Secretary at 4121 Clipper Court, Fremont, California 94538. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify us between April 29, 2013 and May 29, 2013, for all proxies we receive, the proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter. You are advised that if our annual meeting of stockholder next year is advanced or delayed by more than 30 days from the anniversary date of this year’s annual meeting, the due dates for stockholder proposals may change. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,”

abstentions and broker non-votes. Abstentions and broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other agent holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other agent can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and the advisory stockholder vote on executive compensation. The ratification of the selection the selection of the independent registered public accounting firm is generally considered to be “routine” and brokers, banks and other agents generally have discretionary voting power with respect to such proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

How many votes are needed to approve each proposal?

•

For the election of directors, the eight (8) nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

To be approved, Proposal No. 2, amendments to the 2007 Plan to: (a) increase the number of shares of common stock that may be issued under the 2007 Plan by 800,000 shares, and (b) eliminate the Board’s ability to take action related to the 2007 Plan that would be treated as a repricing under generally accepted accounting principles without the approval of our stockholders, must receive “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes will have no effect.

•

To be approved, Proposal No. 3, the advisory approval of the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes will have no effect.

•

To be approved, Proposal No. 4, ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012, must receive “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 19,347,101 shares outstanding and entitled to vote. Thus, the holders of 9,673,551 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we provide stockholders access to our proxy materials via the Internet. On or about July 18, 2012, we are sending a Notice to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice. Stockholders may request to receive a full set of printed proxy materials by mail. Instructions on how to access the proxy materials on the Internet or request a printed copy may be found in the Notice.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board consists of up to eight (8) directors. There are eight (8) nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a member of the Board and was previously elected by our stockholders, except for Mr. Kumar and Mr. Lefkof. Mr. Kumar was recommended for election to the Board by the Nominating and Corporate Governance Committee and Mr. Mark Pugerude, one of our non-management directors, pursuant to the Strategic Alliance Letter Agreement dated July 19, 2010, by and between us and GENBAND US LLC (“GENBAND”). In May 2011, Mr. Pugerude informed the Board that he would not stand for reelection. As a result, Mr. Pugerude’s service to the Board will end on the date of the Annual Meeting. Mr. Pugerude’s decision not to stand for reelection did not result from or involve any disagreement with us. Mr. Lefkof was recommended as a nominee for director by the Nominating and Corporate Governance Committee, and such recommendation has been approved by the Board. The Board has determined not to nominate Mr. Stitch for reelection. As a result, Mr. Stich’s service to the Board will end on the date of the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The eight (8) nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight (8) nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Name	Age	Principal Occupation/ Position Held With Procera
Scott McClendon	72	Chairman of the Board
James F. Brear	46	President, Chief Executive Officer and Director
Staffan Hillberg	47	Director
B.G. Kumar	47	Director Nominee
Alan B. Lefkof	59	Director Nominee
Mary Losty	52	Director
Thomas Saponas	62	Director
William Slavin	66	Director

Mr. Scott McClendon has served as a member of our Board since March 2004 and as Chairman of the Board since November 2007. He is currently a member of the Audit and Compensation Committees. Mr. McClendon has been the Chairman of the Board of Directors for Overland Storage (NASDAQ: OVRL) since March 2001. He also served as Overland’s interim Chief Executive Officer from November 2006 to August 2007 and its President and Chief Executive Officer from October 1991 to March 2001, and was an officer and employee until June 2001. Prior to his tenure with Overland, he was employed by Hewlett Packard Company, a global manufacturer of computing, communications and measurement products and services, for over 32 years in various positions in engineering, manufacturing, sales and marketing. He last served as the General Manager of the San Diego Technical Graphics Division and Site Manager of Hewlett Packard in San Diego, California. Mr. McClendon was a director of SpaceDev, Inc., an aerospace development company, from 2002 to 2008. Mr. McClendon holds a BSEE and an MSEE from Stanford University.

The Nominating and Corporate Governance Committee believes that Mr. McClendon’s executive, financial and business expertise, including a diversified background of managing and directing public technology-based companies, provides him with the qualifications and skills to serve as our director, and that Mr. McClendon’s years of service as our director bring historic knowledge and continuity to the Board.

Mr. James F. Brear has served as a member of our Board and as our Chief Executive Officer and President since February 2008. He is an industry veteran with more than 20 years of experience in the networking industry, and leads us to further our position as the leader in managing and monetizing the world’s most complex networks. Most recently, Mr. Brear served as vice president of worldwide sales and support for Bivio Networks, a maker of deep packet inspection platform technology. Under his leadership, the company rapidly expanded its worldwide sales presence, resulting in sales to a number of global Tier 1 service providers, government agencies, and Global OEMs. Prior to Bivio, Mr. Brear was vice president of worldwide sales for Tasman Networks (acquired by Nortel), a maker of converged WAN solutions for enterprise branch offices and service providers. Earlier in his career, Mr. Brear was the vice president of worldwide sales for Force10 Networks, where he was responsible for taking the company from a pre-revenue start-up to the industry leader in switch routers for high performance Gigabit and 10 Gigabit Ethernet. In addition, he spent five years with Cisco Systems where he held senior management positions in Europe and North America with responsibility for delivering more than $750M in annual revenues selling into the world’s largest service providers. Previously, Mr. Brear held a variety of sales management positions at both IBM and Sprint Communications. Mr. Brear holds a BA from the University of California at Berkeley.

The Nominating and Corporate Governance Committee believes that Mr. Brear’s current position as our Chief Executive Officer and extensive telecommunications sales expertise and business expertise, including experience at IBM, Cisco Systems and smaller companies where he achieved substantial sales growth, give him the qualifications and skills to serve as our director.

Mr. Staffan Hillberg has served as a member of our Board since January 2007. He is currently a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Hillberg is currently the Chief Executive Officer of Wood & Hill Investment AB, a private equity group based in Sweden, and has served in this capacity since 2008. From 2004 to 2006, he held the position of Managing Partner at the MVI Group, one of the largest and oldest business angel networks in Europe with over 175 million Euros invested in 75 companies internationally. While at MVI he oversaw a number of successful exits among them, two initial public offerings in 2006 on the AIM exchange in London as well as an initial public offering on the Swiss Stock Exchange. From 2000 to 2003, he ran a local venture capital company as well as co-founded and was the Chief Executive Officer of the computer security company AppGate, from 1998 to 2000, with operations in Europe and the USA, raising US$20M from ABN Amro, Deutsche Telecom and GE Equity. From 1996 to1998, he was also responsible for the online activities of the Bonnier Group, the largest media group in Scandinavia, spearheading their internet activities and heading up their sponsorship of MIT Media Lab. Earlier he was the QuickTime Product Manager at Apple in Cupertino and before this Multimedia Evangelist with Apple Computer Europe in Paris, France, for two years. He has extensive experience as an investor and business angel having been involved in the listing of two companies in Sweden, Mirror Image and Digital Illusions, where the latter was acquired by Electronic Arts. Mr. Hillberg attended the M.Sc. program at Chalmers University of Technology in Sweden and has an MBA from INSEAD in France.

The Nominating and Corporate Governance Committee believes that Mr. Hillberg’s extensive venture capital and business experience in Sweden and involvement in helping companies to grow and provide value to stockholders, give him the qualifications and skills to serve as our director. Additionally, Mr. Hillberg is Swedish and lives and works in Sweden. In consideration of our subsidiary in Sweden and the related high concentration of Swedish employees to our total employees, Mr. Hillberg’s knowledge of executing business in Sweden adds well-suited cultural diversity and perspective to our Board.

Mr. B.G. Kumar is currently Executive Vice President and President of the Networking and Applications Product Unit of GENBAND. He is responsible for managing all aspects of the business including research and development, product line management, and sustaining engineering divisions worldwide. Mr. Kumar joined GENBAND in July 2011. Prior to joining GENBAND, he served as the Executive Vice President, Engineering and Operations, at Mavenir Systems, a venture funded startup that delivers innovative convergence solutions for Tier-1 wireless operators. At Mavenir Systems, Mr. Kumar was responsible for its worldwide Engineering and Operations teams across 5 countries (US, Canada, UK, China and India). Prior to joining Mavenir, Mr. Kumar was Vice President of Softswitch Solutions at Tekelec, which he joined as a result of the acquisition by Tekelec of VocalData, where he was Vice President of Engineering from 2000-2004. Mr. Kumar began his career at Bell Labs, Lucent Technologies. He has an M.S. in Computer Science from the Florida Institute of Technology, where he also received a B.S. in Electrical Engineering.

The Nominating and Corporate Governance Committee believes that Mr. Kumar’s role as a member of the executive team at GENBAND and his experience in executive management, engineering and operations in high technology companies gives him the qualifications and skills to serve as our director.

Mr. Alan B. Lefkof served as Corporate Vice President and General Manager of Motorola, Inc. and then the spinoff, Motorola Mobility Holdings, Inc., from February 2007 to February 2012. During the first three years of this five year period, he led the Broadband Solutions Group within the Home Division and then later was responsible for establishing the Software Solutions Group, where he sponsored and integrated several software company acquisitions. Mr. Lefkof served as a Director and as President and Chief Executive Officer of Netopia, Inc., a developer of broadband networking equipment and carrier-class software for the remote management of broadband services (NASDAQ: NTPA), from June 1996 until it was acquired by Motorola, Inc. in February 2007. Prior to Netopia, Inc., Mr. Lefkof was President of Farallon Communications Inc., a local area networking company, from 1991 to 1996. From 1988 to 1990, he was President of the GRiD Division of Tandy Corporation, where Mr. Lefkof led the enterprise division for personal computers and laptops. Prior to that time, from 1982 to 1987, Mr. Lefkof held various positions with GRiD Systems Corporation, a Laptop and Pen-based computer company, including Chief Financial Officer, Vice President of Marketing and Director of Product Management. Mr. Lefkof began his career at McKinsey & Company, Inc., where he was a management consultant and held positions ranging from associate to senior engagement manager from 1977 to 1981. Mr. Lefkof earned an MBA in General Management from Harvard Business School and a BS in Management from Massachusetts Institute of Technology. Mr. Lefkof currently serves on the board of directors of Cognitive Electronics, Inc., a privately held company focused on Big Data analytics, and has previously served on the Board of Directors of other privately-held software companies. He also served as a member of the Board of Directors and was a member of the Audit and Compensation Committees of QuickLogic Corporation (NASDAQ: QUIK) from 2002 to 2004.

The Nominating and Corporate Governance Committee believes that Mr. Lefkof’s knowledge of and expertise in the software and communications industries, as well as his extensive management experience, give him the qualifications and skills to serve as our director.

Ms. Mary Losty has served as a member of our Board since March 2007. She is currently a member of the Audit and Nominating and Corporate Governance Committees. Ms. Losty retired in 2010 as the General Partner at Cornwall Asset Management, LLC, a portfolio management firm located in Baltimore, Maryland, where she was responsible for the firm’s investment in numerous companies since 1998. Ms. Losty’s prior experience includes working as a portfolio manager at Duggan & Associates from 1992 to 1998 and as an equity research analyst at M. Kimelman & Company from 1990 to 1992. Prior to that she worked as an investment banker at Morgan Stanley and Co., and for several years prior to that she was the top aide to James R. Schlesinger, a five-time U.S. cabinet secretary. Ms. Losty received both her BS and JD from Georgetown University, the latter with magna cum laude distinction. She is a member of the American Bar Association and a commissioner for Cambridge, Maryland’s Planning and Zoning Commission. Ms. Losty sits on the board of directors of the American Board of the United Nations University for Peace, an institution which enjoys the exclusive status of being sanctioned by all 192 member states of the United Nations, and was a director of Blue Earth, Inc. (formerly Genesis Fluid Solutions Holdings, Inc.) from 2009 to 2011. Ms. Losty was also a director of TWL Corporation from 2008 to 2009.

The Nominating and Corporate Governance Committee believes that Ms. Losty’s investing and business expertise give her the qualifications and skills to serve as our director, and are of particular importance as we continue to finance our operations.

Mr. Thomas Saponas has served as a member of our Board since April 2004. He is currently a member of the Audit and Compensation Committees. Mr. Saponas served as the Senior Vice President and Chief Technology Officer of Agilent Technologies, Inc. (NYSE: A) from August 1999 until he retired in October 2003. Prior to being named Chief Technology Officer, from June 1998 to April 1999, Mr. Saponas was Vice President and General Manager of Hewlett-Packard’s Electronic Instruments Group. Mr. Saponas has held a number of positions since the time he joined Hewlett-Packard. Mr. Saponas served as General Manager of the Lake Stevens Division from August 1997 to June 1998 and General Manager of the Colorado Springs Division from August 1989 to August 1997. In 1986, he was a White House Fellow in Washington, D.C. Mr. Saponas has a BSEE/CS (Electrical Engineering and Computer Science) and an MSEE from the University of Colorado. Mr. Saponas is a director of nGimat, a nanotechnology company, and was a director of Keithley Instruments (NYSE: KEI), an electronic instruments company, from 2004 to 2010.

The Nominating and Corporate Governance Committee believes that Mr. Saponas’ senior technology and general business management expertise, and related experience at public technology-based companies, give him the qualifications and skills to serve as our director, and that Mr. Saponas’ years of service as our director bring historic knowledge and continuity to the Board.

Mr. William Slavin has served as a member of our Board since October 2010. He is currently a member of the Nominating and Corporate Governance Committee. Mr. Slavin served in various executive positions at International Business Machines Corporation (NYSE: IBM) from 1993 until he retired in June 2005 from his position as Vice President, with responsibility for acquisitions and divestitures for the new Business Consulting Services. During his service at IBM, Mr. Slavin helped establish the business consulting and systems integration business, held executive positions in the US, Asia and Europe, and served on IBM’s Corporate Senior Leadership Team and the Global Management Board for Business Consulting Services, the organization formed with the acquisition of PricewaterhouseCoopers Consulting. Prior to joining IBM, Mr. Slavin was a partner with KPMG, where he was responsible for the western US technology consulting practice. Earlier, he founded Slavin Associates, a technology consulting firm, which was merged into Peat Marwick. Prior to Slavin Associates, he was a Principal with A.T. Kearney, and held technical management positions with Control Data Corporation and Lockheed Missiles and Space Co. Mr. Slavin earned an MBA from the University of Santa Clara and a BA from Claremont McKenna College with majors in economic theory and mathematics.

The Nominating and Corporate Governance Committee believes that Mr. Slavin’s executive, business and strategic consulting and wide breadth of business expertise, including a diversified consulting and business development background, give him the qualifications and skills to serve as our director.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE

Information Regarding the Board of Directors and Corporate Governance

Independence of the Board of Directors

As required under The NASDAQ Stock Market LLC (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following six (6) directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. McClendon, Mr. Hillberg, Ms. Losty, Mr. Saponas, Mr. Slavin and Mr. Stich. The Board has also affirmatively determined that Mr. Lefkof, a nominee for director, is an independent director within the meaning of the applicable NASDAQ listing standards. In making these determinations, the Board found that none of these directors or the nominee had a material or other disqualifying relationship with us. In addition to transactions required to be disclosed under SEC rules, the Board considered certain other relationships in making its independence determinations, and determined in each case that such other relationships did not impair the director’s or the nominee’s ability to exercise independent judgment on our behalf. Specifically, the Board considered the following information:

In November 2006, Ms. Losty purchased shares of our equity securities in a private placement financing and was granted warrants associated with this financing. Ms. Losty was appointed to the Board in March 2007.

On September 16, 2008, we closed a private placement sale of 524,466 shares of our common stock at prices of $11.00 and $11.70 on a post-reverse split basis. Mr. Saponas invested $1 million in this private placement at a price of $11.70 per share on a post-reverse split basis.

Mr. Brear, our President and Chief Executive Officer, is not an independent director by virtue of his employment with us. Mr. Pugerude is President of Sales and Chief Strategy Officer of GENBAND and is not an independent director because GENBAND is a company with which we have entered into a Master OEM Purchase and Sales Agreement. The Board has also determined that Mr. Kumar, a nominee for director, is not independent by virtue of the fact that he is Executive Vice President, and President, Networking and Applications Product Unit of GENBAND.

Board Leadership Structure

The Board has determined that having an independent director serve as Chairman of the Board is in the best interest of our stockholders at this time, and that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. The structure ensures a greater role for the independent directors in the oversight of us and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Role of the Board in Risk Oversight

We face a variety of risks, including liquidity and operational risks. The Board and each of its committees are involved in overseeing risk associated with us. The Board and the Audit Committee monitor our credit risk, liquidity risk, operational risk and enterprise risk by regular reviews with management and external auditors and other advisors. In its periodic meetings with the Chief Financial Officer and independent accountants, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, and assessment of business risks. The Board and the Nominating and Corporate Governance Committee monitor our governance and succession risk by regular reviews with management. The Board and the Compensation Committee monitor Chief Executive Officer succession and our compensation policies and related risks by regular reviews with management. The Board and the Compensation Committee also strive to create incentives that encourage a level of risk-taking behavior consistent with our business and growth strategy as well as to attract and retain talent.

Meetings of the Board of Directors

The Board met nine times during the last fiscal year. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served that were held during the portion of the last fiscal year for which they were directors or committee members, respectively. It is our policy to invite directors and nominees for director to attend the Annual Meeting either in person, by telephone or by webcast. We held one annual meeting of stockholders in 2011. James F. Brear, Scott McClendon, Paul Stich, Thomas Saponas (via teleconference), Mary Losty (via teleconference) and Staffan Hillberg (via teleconference) attended the meeting.

Executive Sessions

As required under applicable NASDAQ listing standards, our independent directors periodically meet in executive session at which only they are present.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2011 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Scott McClendon	X		X
James F. Brear
Staffan Hillberg			X		X	*
Mary Losty	X				X
Mark Pugerude
Thomas Saponas	X		X	*
William Slavin					X
Paul Stich	X	*
Total meetings in 2011	4		2		2

*	Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee reviews, acts on and reports to the Board regarding various auditing and accounting matters, including the selection of our independent auditors; the monitoring of the rotation of the partners of the independent auditors; the review of our financial statements; the scope of the annual audits; fees to be paid to the auditors; the performance of our independent auditors and our accounting practices. The Audit Committee is composed of four directors: Mr. McClendon, Ms. Losty, Mr. Saponas and Mr. Stich. The Audit Committee met four times during the year ended December 31, 2011. The Audit Committee has adopted a written charter that is available on our website at http://www.proceranetworks.com/images/documents-2009-11-11/audit-committee.pdf.

The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in the NASDAQ listing standards). The Board has concluded that Mr. Stich is an “audit committee financial expert” as defined by the applicable SEC rules. The Board has determined that Mr. McClendon will serve as interim audit committee financial expert as of immediately following the Annual Meeting.

The Audit Committee reviews, discusses and assesses its own performance at least annually. The Audit Committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to the Board for its consideration.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Mr. Scott McClendon

Ms. Mary Losty

Mr. Thomas Saponas

Mr. Paul Stich

1	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Mr. McClendon, Mr. Hillberg and Mr. Saponas. All members of the Compensation Committee are independent (as independence is currently defined in the NASDAQ listing standards. The Compensation Committee met two times during the year ended December 31, 2011. The Compensation Committee has adopted a written charter that is available on our website at http://www.proceranetworks.com/images/documents-2009-11-11/compensation-committee.pdf.

The Compensation Committee of the Board acts on behalf of the Board to review, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:

•	determining the salaries and incentive compensation of our officers and providing recommendations for the salaries and incentive compensation of our other employees; and

•	administering our stock option plan.

Each year, the Compensation Committee reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee is expected to meet at least two times annually and with greater frequency if necessary or advisable. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past year, the Compensation Committee engaged Compensia, Inc. as a compensation consultant. As part of its engagement, Compensia, Inc. was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for the comparative group. Compensia, Inc. has not provided any services to Procera other than this engagement, and receives compensation from Procera only for services provided to the Compensation Committee.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate.

Historically, the Compensation Committee has made recommendations to the Board for most of the significant adjustments to annual compensation, bonus objectives and equity awards at one or more meetings held during or leading up to the first quarter of the year and in the third quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines and makes recommendations to the Board for any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant. The Compensation Committee reviews, discusses and assesses its own performance at least annually. The Compensation Committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to the Board for its consideration.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee consists of three directors, each of whom is a non-employee director: Mr. McClendon, Mr. Hillberg and Mr. Saponas. None of the aforementioned individuals was, during 2011, an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2011.

Mr. Scott McClendon
Mr. Staffan Hillberg
Mr. Thomas Saponas

2	The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, other than our Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for us. The Nominating and Corporate Governance Committee is composed of three directors: Mr. Hillberg, Ms. Losty and Mr. Slavin. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in the NASDAQ listing standards). The Nominating and Corporate Governance Committee met two times during the year ended December 31, 2011. The Nominating and Corporate Governance Committee has adopted a written charter that is available on our website at http://www.proceranetworks.com/images/documents-2009-11-11/nominating-committee.pdf.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability. As set forth above, the Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, as well as traditional diversity concepts such as race or gender. In consideration of our subsidiary in Sweden and the related high concentration of Swedish employees to our total employees, one of our independent directors is Swedish and lives in Sweden. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee reviews, discusses and assesses its own performance at least annually. The Nominating and Corporate Governance Committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to the Board for its consideration.

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at 4121 Clipper Court, Fremont, California 94538 at least 45 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications With the Board of Directors

Historically, we have not adopted a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of our stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to our stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. In order to communicate with the Board as a whole, with non-management directors or with specified individual directors, correspondence may be directed to our Secretary at 4121 Clipper Court, Fremont, California 94538.

Code of Ethics

We have adopted the Procera Networks, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://www.proceranetworks.com/images/documents-2009-11-11/code-of-ethics.pdf. A copy of the Code of Business Conduct and Ethics can be obtained free of charge by writing to Procera’s Secretary at 4121 Clipper Court, Fremont, California 94538. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Information Regarding Executive Officers

Set forth below are the name, age as of June 30, 2012, position(s), and a description of the business experience of each of our executive officers:

Name	Age	Position(s) Held With Procera	Employee Since
James F. Brear	46	President, Chief Executive Officer and Director	2008
Charles Constanti	48	Vice President and Chief Financial Officer	2009

A description of the business experience of James F. Brear is provided above under the heading “Proposal 1—Election of Directors—Nominees”.

Charles Constanti joined us as our Chief Financial Officer in May 2009 and has over 25 years of public company financial experience. Most recently, Mr. Constanti was the vice president and CFO of Netopia, Inc., a telecommunications equipment and software company, from April 2005 until its acquisition in February 2007 by Motorola, Inc., where he held a senior finance position until May 2009. From May 2001 to April 2005, Mr. Constanti was the vice president and corporate controller of Quantum Corporation, for which he earlier served in different accounting and finance positions since January 1997. Previously, Mr. Constanti held various finance positions at BankAmerica Corporation and was an auditor for PricewaterhouseCoopers. Mr. Constanti is a certified public accountant. He earned a B.S., magna cum laude, in Accounting from Binghamton University.

There are no family relationships between or among any of our executive officers, directors or nominees for director.

Information Regarding our Significant Employees

Set forth below are the name, age as of June 30, 2012, position(s), and a description of the business experience of each of our significant employees other than our executive officers:

Name	Age	Position Held With Procera	Employee Since
Alexander Haväng	33	Chief Technical Officer	2006
Jon Lindén	37	Chief Strategy Officer	2006
Brian Ahearn	51	Senior Vice President, Worldwide Sales	2011

Alexander Haväng has been our Chief Technology Officer since August 2006 when we acquired Netintact AB. Mr. Haväng was a founder of Netintact AB, which was formed in August 2000. Mr. Haväng is responsible for our strategic technology direction.Mr. Haväng is widely known and a respected authority in the open source community, and is the lead architect for PacketLogic. Earlier in his career, Mr. Haväng was one of the chief architects for the open source streaming server software Icecast, along with the secure file transfer protocol GSTP. Mr. Haväng studied computer science at the Linköping University in Sweden.

Jon Lindén has been our Chief Strategy Officer since September 2011 and was our Vice President of Marketing from January 2008 to September 2011. Mr. Lindén joined us in August 2006 as part of the acquisition of Netintact AB, a company he joined in 2001. Mr. Lindén has a background in sales and business development with experience in managing networking products throughout their lifecycle. Prior to joining Netintact, Mr. Lindén was the Chief Executive Officer of the venture-funded company TheSchoolbook.com from 1999 to 2001, and managed sales and marketing at a content management software company from 1998 to 1999. He was project manager at the Swedish Trade Council in Chicago from 1997 to 1998.

Brian Ahearn joined us in December 2011 as Senior Vice President, Worldwide Sales. Mr. Ahearn has 20 years of senior management experience in telecom and high tech sales, professional services and product development. Most recently, Mr. Ahearn was the CEO of IC3 from June 2011 until December 2011, an early stage company focused on the delivery of applications and services to support emergency first responders. From January 2010 until June 2011, Mr. Ahearn was Executive Vice President of Sales and Services at 2Wire, Inc. (recently acquired by Pace plc), where he lead a team that included account management, field engineering and professional services to achieve sales of approximately $550 million. From November 2007 until September 2009, Mr. Ahearn served at Avaya, where he led the global service provider sales force focused on growing business and market share with major carriers including AT&T and Verizon. He also served at Sun Microsystems from March 2001 until July 2007, where he was responsible for selling complex solutions to Sun’s largest accounts and carrier clients. Prior to Sun, he served in a variety of leadership roles at Telecom New Zealand, and was Chief Operating Officer at VoiceLink Systems. Brian holds an MBA from Massey University and bachelor’s degrees in computer science, mathematics and psychology from Victoria University.

PROPOSAL 2

AMENDMENTS TO 2007 EQUITY INCENTIVE PLAN

On March 8, 2012, our Board approved amendments to the 2007 Plan, subject to approval by our stockholders. The 2007 Plan was originally adopted by the Board on October 17, 2007, originally approved by the stockholders on January 30, 2008, amended by the Board on November 13, 2009, which amendment was approved by the stockholders on December 16, 2009, and further amended by the Board on March 10, 2011, which amendment was approved by the stockholders on June 13, 2011. The 2007 Plan was amended in December 2009 to increase the number of shares of common stock that could be issued under the 2007 Plan and for clarity, ease of administration and compliance with developments in applicable laws, and was further amended in June 2011 to increase the number of shares of common stock that could be issued under the 2007 Plan by 400,000 shares of common stock.

We have amended the 2007 Plan to provide for, and submit to our stockholders for approval, the following amendments to the 2007 Plan: (a) an increase in the number of shares of common stock that may be issued under the 2007 Plan of 800,000 shares, and (b) the elimination of the Board’s ability to take action related to the 2007 Plan that would be treated as a repricing under generally accepted accounting principles without the approval of our stockholders. The additional shares will increase the total shares of common stock reserved for issuance under the 2007 Plan to an aggregate of 1,900,000 shares, all of which may be issued pursuant to the exercise of incentive stock options. Section 2(b)(v) of the 2007 Plan, which provides that the Board has the authority to reduce the exercise price of any outstanding stock option, cancel and re-grant any outstanding stock option to reduce the exercise price of the option, and/or take any other action that is treated as a repricing under generally accepted accounting principles, will be amended to provide that the Board may not take any of the foregoing actions without the approval of our stockholders.

In this Proposal 2, stockholders are requested to approve the foregoing amendments to the 2007 Plan (as amended, the “Amended 2007 Plan”).

Why You Should Vote for the Amended 2007 Plan

Stock Options Are an Important Part of Our Compensation Philosophy

We strongly believe that the approval of the Amended 2007 Plan is critical to our ongoing effort to build stockholder value. We believe that equity compensation provides a strong incentive for employees to work to grow the business and is most attractive to employees who share the entrepreneurial spirit that has made us a success.

The Amended 2007 Plan Contains Compensation and Governance Best Practices

We have included provisions in the Amended 2007 Plan that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Continued broad-based eligibility for equity awards. We grant stock options to substantially all of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

•

Stockholder approval is required for additional shares. The Amended 2007 Plan does not contain an annual “evergreen” provision. The Amended 2007 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

•

No discount stock options or stock appreciation rights. All stock options and stock appreciation rights are intended to have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Submission of Amended 2007 Plan amendments to stockholders. The Amended 2007 Plan requires stockholder approval for material amendments to the Amended 2007 Plan, including materially increasing the benefits accrued to participants under the Amended 2007 Plan; materially increasing the number of securities which may be issued under the Amended 2007 Plan; materially expanding the class of individuals eligible to participate in the Amended 2007 Plan; or materially extending the term of the Amended 2007 Plan.

•

Elimination of the Board’s ability to take action related to the 2007 Plan that would be treated as a repricing under generally accepted accounting principles without the approval of our stockholders. We are asking our stockholders to approve an amendment that would require that the Board obtain the approval of our stockholders before taking actions that would be deemed to be a repricing under generally accepted accounting principles, including reducing the exercise price of any outstanding stock option and/or cancelling and re-granting any outstanding stock option to reduce the exercise price of the option. If this Proposal 2 is not approved, the Board must have the consent of any adversely affected participant in order to take any of the foregoing actions, but will not be required to obtain the approval of our stockholders generally in order to take such actions.

Description of the Amended 2007 Equity Incentive Plan

The principal features of the Amended 2007 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended 2007 Plan. Stockholders are urged to read the actual text of the Amended 2007 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Types of Awards

The Amended 2007 Plan provides for the following types of awards: incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other stock-based awards. We refer to these stock awards in this Proposal 2 collectively as stock awards or awards.

Eligibility

Awards may be granted under the Amended 2007 Plan to our employees, directors and consultants. Only our employees may receive incentive stock options. As of June 30, 2012, approximately 123 employees (including our officers), consultants, and non-employee directors were eligible to participate in the Amended 2007 Plan.

Administration

Our Board, or a committee of the Board, may administer the Amended 2007 Plan. A committee may consist of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, or of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Amended 2007 Plan also permits delegation to our officers of the ability to make limited grants of stock options to employees.

As administrator of the Amended 2007 Plan, the Board has the authority to implement, construe and interpret its provisions. Among other things, the Board has the power to determine award recipients and the terms of awards including the exercise price, the number of shares subject to each award, the exercisability of stock awards and the form of consideration payable at exercise. The Board has the power to approve forms of award agreements, and to adopt procedures and sub-plans to permit employees, directors or consultants who are foreign nationals or employed outside the United States to participate in the Amended 2007 Plan. The Board also has the authority under the 2007 Plan to reduce the exercise price of any outstanding stock option and/or to cancel and re-grant any outstanding stock option to reduce the exercise price of the option; however, if this Proposal 2 is approved, then under the Amended 2007 Plan, the Board will only be permitted to take any of the foregoing actions with the approval of our stockholders.

Stock Subject to the Amended 2007 Plan

We are asking to add 800,000 new shares to the Amended 2007 Plan. Therefore, if this Proposal 2 is approved, and subject to adjustment upon certain changes in capitalization, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the Amended 2007 Plan will not exceed 1,900,000 shares of common stock, plus an additional number of shares in an amount not to exceed 738,952 comprised of: (i) that number of shares subject to our 2003 Stock Option Plan and our 2004 Stock Option Plan (together, the “Prior Plans”) that were available for future grants as of the date the Amended 2007 Plan was originally adopted by the Board (that is, as of October 17, 2007) plus (ii) the number of shares subject to outstanding stock awards issued under the Prior Plans that return to the share reserve from time to time following the date the Amended 2007 Plan was originally adopted by the Board. The shares of common stock subject to stock awards granted under the Amended 2007 Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the Amended 2007 Plan and be available for issuance under the Amended 2007 Plan.

As of June 30, 2012, options to purchase approximately 1,140,225 shares of common stock and 135,157 shares of restricted stock were outstanding under the Amended 2007 Plan, no awards other than stock options and restricted stock were outstanding and approximately 113,095 shares remained available for future awards under the Amended 2007 Plan.

Terms of Options

A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. Stock option grants may be incentive stock options or nonstatutory stock options; however, no more than 2,638,952 shares of common stock may be issued under the Amended 2007 Plan pursuant to the exercise of incentive stock options. Each option is evidenced by a stock option agreement. The Board determines the terms of a stock option including the exercise price, the form of consideration paid on exercise, the vesting schedule, restrictions on transfer and the term. The exercise price of a stock option may not be less than 100% of the fair market value of the stock subject to the option on the date of grant (for incentive stock option 110% if the optionee is a 10% holder). The term of an option will not be longer than ten (10) years and may be subject to restrictions on transfer. When exercised, the exercise price may be paid in cash, check, pursuant to a broker-assisted cashless exercise, by delivery of other shares of common stock, by a “net exercise” arrangement, or by other means acceptable to the Board.

Options generally terminate three months after termination of an optionee’s service or as set forth in the option agreement. As set forth in the Amended 2007 Plan, the optionee will have longer to exercise when termination is due to disability or death. Under the Amended 2007 Plan, the stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. No option may be exercised beyond the expiration of its term.

Terms of Restricted Stock Awards

Restricted stock awards are awards of shares of our common stock that vest in accordance with terms and conditions established by the Board. Each restricted stock award is evidenced by an award agreement that sets forth the terms and conditions of the award. The Board sets the terms of the restricted stock awards including the size of the restricted stock award, the price to be paid by the recipient, the vesting schedule, and any performance criteria that may be required for the stock to vest. The award may vest based on continued employment and/or the achievement of performance goals. If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares will be forfeited by the participant unless otherwise provided in the restricted stock award agreement.

Terms of Restricted Stock Unit Awards

A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. Each restricted stock unit award is evidenced by an agreement that sets forth the terms and conditions of the award. The Board sets of the terms of the restricted stock unit award including the size of the restricted stock unit award, the consideration to be paid by the recipient, the vesting schedule, and any performance criteria. When a participant’s service terminates, the unvested portion of the restricted stock unit award will be forfeited unless otherwise provided in the restricted stock unit award agreement.

Terms of Stock Appreciation Rights

A stock appreciation right (“SAR”) is the right to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date for the number of shares of our common stock that are exercised. Stock appreciation rights may be granted as stand-alone stock awards or in tandem with other stock awards. When a SAR is exercised, the holder is entitled to an amount equal to the difference between (i) the fair market value of a share of our common stock on the date the SAR was granted and (ii) the fair market value of a share of our common stock on the date the SAR is exercised. We may pay the amount of the appreciation in cash or shares of our common stock or a combination of both. Each SAR is evidenced by an agreement specifying the exercise price, vesting schedule, number of shares granted, and the other terms of the SAR. When a participant’s service terminates, the unvested portion of the SAR will be forfeited unless otherwise provided in the award agreement.

Terms of Performance Based Stock Awards

Performance Stock Awards. A performance stock award may be granted, may vest, or may be exercised upon achievement of pre-determined performance goals. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board. In addition, to the extent permitted by applicable law and the award agreement, the Board may determine that cash may be used in payment of performance stock awards.

Performance Cash Awards. A performance cash award is a cash award that is paid upon the achievement of performance goals during a performance period. A performance cash award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Board. The Board may determine that common stock authorized under the Amended 2007 Plan may be used in payment of performance cash awards, including additional shares in excess of the performance cash award as an inducement to hold shares of common stock.

Performance Criteria. Performance-based stock and cash awards may be made subject to one or more of the following criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) quality measures; and (xxxii) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

Terms of Other Stock Awards

The Board may grant other incentive awards that are based in whole or in part by reference to the value of our common stock. Subject to the provisions of the Amended 2007 Plan, the Board has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the Amended 2007 Plan.

Changes to Capital Structure

In the event of certain changes in our capitalization, including through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2007 Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to performance stock awards and other stock-based awards intended to satisfy the requirements of Section 162(m) of the Code (such as options and stock appreciation rights), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions; Changes in Control

In the event of a corporate transaction or a change of control, the Board will take one or more of the following actions: (i) arrange for the surviving company to assume, or continue outstanding awards or provide substitute awards, (ii) accelerate the vesting of outstanding awards, (iii) provide for the cancellation of outstanding awards or (iv) provide for a cash payment in settlement of such award.

Duration, Suspension, Termination, and Amendment

The Board may amend, suspend or terminate the Amended 2007 Plan at any time. The Amended 2007 Plan is scheduled to terminate on October 16, 2017, which date is ten years from the date the Board originally adopted the Amended 2007 Plan. No awards may be granted under the Amended 2007 Plan while the Amended 2007 Plan is suspended or after it is terminated.

Tax Withholding

The Board may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (i) causing the participant to tender a cash payment; (ii) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award; (iii) withholding cash from an award settled in cash or from other amounts payable to the participant; or (iv) by other method set forth in the award agreement.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the Amended 2007 Plan. This summary is not exhaustive, and does not discuss state, local or foreign tax laws.

Incentive Stock Options

An optionee who is granted an incentive stock option generally does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and more than one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options

No taxable income is generally recognized by an optionee upon the grant of a nonstatutory stock option. Upon exercise, the optionee will generally recognize ordinary income equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, we will be entitled to an income tax deduction in the tax year in which the optionee recognizes the ordinary income. When the optionee disposes of shares granted as a nonstatutory stock option, any difference between the sale price and fair market value of the shares on the exercise date, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

Restricted Stock Units

No taxable income is recognized upon receipt of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the shares subject to that unit vest and are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Performance Awards

A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of cash awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above for restricted stock or restricted stock units, as applicable. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and income previously recognized on the shares, will be taxed as capital gain or loss. We generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Generally, we will be entitled to an income tax deduction in the year in which the ordinary income is recognized by the participant. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Section 162(m)

Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. It is possible that compensation attributable to Amended 2007 Plan awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any given year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation if certain steps are taken by the corporation.

In order to preserve, to the greatest extent possible, our tax deductions on stock and cash awards granted under the Amended 2007 Plan, Section 162(m) of the Code requires that our stockholders approve certain limitations on these awards. Therefore, the Amended 2007 Plan provides that no person may be granted stock awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the fair market value of the common stock on the date of grant (such as options and stock appreciation rights) covering more than 150,000 shares of common stock during any calendar year. In addition, no person may be granted performance stock awards covering more than 75,000 shares of common stock during any calendar year. Finally, no person may be granted performance cash awards with a value exceeding $1,000,000 during any calendar year. All of these share limits are subject to adjustment upon certain changes in capitalization.

New Plan Benefits

Awards under the Amended 2007 Plan are discretionary, and we have not approved any awards that are conditioned on stockholder approval of the Amended 2007 Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors and employees under the Amended 2007 Plan. Awards under the Amended 2007 Plan are discretionary, and we have not approved any awards that are conditioned on stockholder approval of the Amended 2007 Plan.

Plan Benefits

The following table presents certain information with respect to options granted under the Amended 2007 Plan as of June 30, 2012 to our (i) named executive officers, (ii) all current executive officers as a group, (iii) all non-employee directors as a group, and (iv) all current employees, including non-executive officers, as a group. On June 29, 2012, the last reported sales price of our common stock was $24.31.

Amended 2007 Plan

Name	Dollar value ($)(1)	Number of Shares of Stock Option Grants Subject to Awards	Number of Shares of Restricted Stock Subject to Awards
James Brear	3,052,750	275,000	70,000
Charles Constanti	809,050	100,000	35,000
Staffan Hillberg	194,885	22,142	5,451
Mary Losty	103,192	11,055	5,350
Scott McClendon	155,639	23,171	6,370
Mark Pugerude	—	—	—
Thomas Saponas	154,842	20,750	5,893
William Slavin	63,466	5,000	5,102
Paul Stich	89,448	10,735	5,991
Executive Group	3,861,800	375,000	105,000
Non-Executive Director Group	761,474	92,853	34,157
Employee Group	8,036,023	1,242,851	—

(1)	The amounts in this column reflect the full grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification No. 718 (“ASC 718”). These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the recipients. Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements for the year ended December 31, 2011 and in our discussion of Stock-Based Compensation in our Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2011.

Since its inception, no shares have been issued to any associate of any director, nominee or executive officer under the Amended 2007 Plan. No person has been issued or will be issued five percent or more of the total amount of shares issued under the Amended 2007 Plan.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2011 with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	1,197,561	(1)	$10.35	228,574	(2)
Equity compensation plans not approved by stockholders	85,261	(3)	$7.75	—

Total:	1,282,822		$10.18	228,574

(1)	Includes unexercised options issued pursuant to the 2007 Plan.
(2)	Includes unissued options available pursuant to the 2007 Plan.
(3)	Includes:

(i)	19,999 shares subject to a warrant granted on July 16, 2007 to a group of placement agents for fees associated with our July 2007 private placement financing with an exercise price of $20.00 and an expiration date of July 17, 2012.

(ii)	15,262 shares subject to a warrant granted on June 3, 2009 to a group of placement agents for fees associated with our May 2009 private placement financing with an exercise price of $4.00 and an expiration date of June 2, 2012.

(iii)	50,000 shares subject to a warrant granted on December 10, 2009 pursuant to a Loan and Security Agreement with Silicon Valley Bank with an exercise price of $4.00 and an expiration date of December 10, 2016.

Required Vote and Board of Directors Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Our Board believes that approval of Proposal 2 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE ON FAVOR OF PROPOSAL 2

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are appropriately designed to align the interests of our executive officers with those of our stockholders, to emphasize strong pay-for-performance principles and to enable us to attract and retain talented and experienced executives to lead us in a competitive environment.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and related disclosure.”

Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this Proposal 3 requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012 and has further directed that management seek stockholder ratification of the selection of the independent registered public accounting firm at the Annual Meeting. Ernst & Young LLP was appointed our registered public accounting firm on March 30, 2012. The year ending December 31, 2012 will be the first year for Ernst & Young LLP to serve as our independent registered public accounting firm.

During the fiscal years ended December 31, 2010 and 2011 and the subsequent interim period through March 30, 2012, neither we nor anyone on our behalf consulted with Ernst & Young LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us by Ernst & Young LLP that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests as well as the best interest of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Prior Independent Registered Public Accounting Firm

Prior to the appointment of Ernst & Young LLP as our independent registered public accounting firm, PMB Helin Donovan, LLP served as our independent registered public accounting firm from July 26, 2006 to March 30, 2012. PMB Helin Donovan, LLP audited our financial statements for the fiscal years ended December 31, 2006, 2007, 2008, 2009, 2010 and 2011. Representatives of PMB Helin Donovan, LLP are not expected to be present at the Annual Meeting.

The audit reports of PMB Helin Donovan, LLP on our financial statements for the fiscal years ended December 31, 2010 and 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of our financial statements for the fiscal years ended December 31, 2010 and 2011 and the subsequent interim period through March 30, 2012, there were no disagreements and no reportable events with PMB Helin Donovan, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of PMB Helin Donovan, LLP, would have caused PMB Helin Donovan, LLP to make reference to the matter of such disagreements in their reports.

We provided PMB Helin Donovan, LLP with a copy of the foregoing disclosures and requested that PMB Helin Donovan, LLP provide a letter addressed to the SEC stating whether it agrees with the foregoing statements. PMB Helin Donovan, LLP furnished such a letter, dated April 2, 2012, and a copy was filed as Exhibit 16.1 to our Current Report on Form 8-K/A that was filed with the SEC on April 4, 2012.

Principal Accountant Fees and Services

In connection with the audit of the 2011 financial statements, we entered into an engagement agreement with PMB Helin Donovan, LLP which sets forth the terms by which PMB Helin Donovan, LLP would perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table represents aggregate fees billed to us for the years ended December 31, 2011 and December 31, 2010, by PMB Helin Donovan, LLP, our principal independent registered public accounting firm during those years.

	Fiscal Year Ended December 31,
	2011	2010
Audit Fees (1)	$170,556	$172,618
All Other Fees (2)	30,000	18,100

Total Fees	$200,556	$190,718

(1)	Includes fees for the audit of the annual financial statements included in our Annual Report on Form 10-K and the review of interim financial statements included on Quarterly Reports on Forms 10-Q by our principal independent registered public accounting firm and the annual review of Sarbanes-Oxley Section 404 implementation.
(2)	Includes fees for the preparation and review of our Form S-8 registration statements, Form S-3 registration statements, proxy statements, Form 8-Ks and SEC comment response letters, as applicable.

All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted a policy that all services for audit, audit-related, taxes and any other non-audit services to be performed by our independent registered public accounting firm must be pre-approved by the Audit Committee. Our company policy is that all such services must be approved prior to the commencement of the engagement to render the services. The Audit Committee is also required to pre-approve the estimated fees for such services, as well as any subsequent changes to the terms of the engagement. The Audit Committee has delegated the authority (within specified limits) to the chairperson of the Audit Committee to pre-approve such services if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee chairperson is required to report to the Audit Committee at the following Audit Committee meeting any such services approved by the chairperson under such delegation.

The Audit Committee will only approve those services that would not impair the independence of the independent registered public accounting firm and which are consistent with the rules of the SEC and the PCAOB.

Under this policy, the Audit Committee meets at least annually to review and where appropriate approve the audit and non-audit services to be performed by our independent registered public accounting firm. Any subsequent requests to have the independent registered public accounting firm perform additional services must be submitted in writing to the Audit Committee by our chief financial officer, together with the independent registered public accounting firm, which written request must include an affirmation from each that the requested services are consistent with SEC and PCAOB rules on auditor independence.

All fees paid to PMB Helin Donovan, LLP for 2011 and 2010 were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock as of June 30, 2012 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Scott McClendon (2)	57,583	*
James F. Brear (3)	274,625	1.42%
Staffan Hillberg (4)	22,593	*
B.G. Kumar	0	*
Alan B. Lefkof	0	*
Mary Losty (5)	173,460	*
Mark Pugerude	0	*
Thomas Saponas (6)	134,879	*
William Slavin (7)	10,102	*
Paul Stich (8)	16,726	*
Charles Constanti (9)	116,550	*
All executive officers and directors as a group (9 persons) (10)	806,518	4.17%
Wall Street Associates, LLC (11)	1,075,886	5.56%

*	Less than one percent.
(1)	This table is based upon information supplied by officers and directors. Information about principal stockholders is based solely on a Schedule 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 19,347,101 shares outstanding on June 30, 2012, adjusted as required by rules promulgated by the SEC. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of June 30, 2012 are deemed to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
(2)	Represents 16,142 shares of our common stock purchased in open market transactions, 6,370 shares of restricted stock, and non-qualified options to purchase 35,071 shares of our common stock that are exercisable in whole or in part within 60 days of June 30, 2012.
(3)	Represents 70,000 shares of restricted stock, non-qualified options to purchase 176,257 shares of our common stock and incentive stock options to acquire 28,368 shares of our common stock that are exercisable in whole or in part within 60 days of June 30, 2012.
(4)	Represents 5,451 shares of restricted stock and non-qualified options to purchase 17,142 shares of our common stock that are exercisable in whole or in part within 60 days of June 30, 2012.
(5)	Represents 150,000 shares of our common stock acquired in our November 2006 private placement sale, 1,050 shares of our common stock purchased in open market transactions, 1,005 shares of our common stock acquired by a net exercise of a November 30, 2006 warrant, 5,350 shares of restricted stock, and non-qualified options to purchase 16,055 shares of our common stock that are exercisable in whole or in part within 60 days of June 30, 2012.
(6)	Represents 85,470 shares of our common stock acquired in our September 2008 private placement sale, 100 shares of our common stock purchased in open market transactions, 10,766 shares of our common stock purchased in a private transaction, 5,893 shares of restricted stock, and non-qualified options to purchase 32,650 shares of our common stock that are exercisable in whole or in part within 60 days of June 30, 2012.
(7)	Represents 5,102 shares of restricted stock and non-qualified options to purchase 5,000 shares of our common stock that are exercisable in whole or in part within 60 days of June 30, 2012.
(8)	Represents 5,991 shares of restricted stock and non-qualified options to purchase 10,735 shares of our common stock that are exercisable in whole or in part within 60 days of June 30, 2012.

(9)	Represents 35,000 shares of restricted stock, 300 shares of our common stock purchased in open market transactions, non-qualified options to purchase 37,772 shares of our common stock and incentive stock options to acquire 43,478 shares of our common stock that are exercisable in whole or in part within 60 days of June 30, 2012.
(10)	Includes shares which our executive officers and directors have the right to acquire within 60 days of June 30, 2012 pursuant to outstanding options described in the notes above.
(11)	This information is based solely on a Schedule 13G/A, filed with the SEC on February 14, 2012, by Wall Street Associates, LLC, reporting its beneficial ownership as of December 31, 2011. The Schedule 13G/A reports that Wall Street Associates, LLC has sole voting power with respect to 553,986 shares and sole dispositive power with respect to 1,075,886 shares. Wall Street Associates, LLC is located at 1200 Prospect Street, Suite 100, La Jolla, CA 92037.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Executive Compensation

Compensation Discussion and Analysis

Overview of Compensation Program

The goal of our executive compensation program is to provide a structure of incentives and rewards that will drive behavior and performance in a way that builds long term value for our stockholders. In support of this goal we have implemented compensation and benefit programs that are designed to:

•	Reward performance;

•	Align the interests of management and stockholders;

•	Enable the recruitment and retention of high quality executives; and

•	Provide fair and reasonable levels of compensation.

Compensation Objectives

The following are the principal objectives of our compensation programs:

Performance – We strive to maintain a performance-oriented culture. Each of our compensation elements is designed to encourage performance improvement of our executive officers. We expect our executive officers to perform to high standards of competence.

Alignment with stockholders – We set our goals based on the business milestones that we believe are most likely to drive long term stockholder value and by tying significant elements of executive compensation to our business success. Cash bonuses are designed to acknowledge short-term goal accomplishment while over the long-term, executive officers can benefit directly from increases in the value of our common stock through equity participation, primarily in the form of stock options and restricted stock.

Recruiting and retention – Building an outstanding organization and delivering excellence in all aspects of our performance require that we hire, and retain, high quality executives. We believe that an environment in which employees are able to have an enjoyable, challenging and rewarding work experience is critical to our ability to recruit and retain the right people. A crucial aspect of that environment is the structure of incentives and rewards that are embedded in the compensation program. We strive to keep this structure competitive so that qualified people are motivated to join our team and to continue to grow and succeed at Procera.

Fair and reasonable compensation – We strive to make our compensation programs fair in relation to other executives within the organization and in relation to comparable positions in other companies. We set compensation levels that are reasonable in terms of our overall financial and competitive condition as a company and that reflect the experience, skills and level of responsibility of the executive. We utilize executive compensation resources to aid in benchmarking all components of our executive compensation levels to outside market conditions.

Compensation Process

The Compensation Committee of the Board operates under a Board-approved charter. This charter specifies the principal responsibilities of the Compensation Committee as follows: (i) to review and make recommendations to the Board for our overall compensation strategy (including performance goals, compensation plans, programs and policies, employment and similar agreements with executive officers); (ii) to determine the compensation and terms of employment of the chief executive officer and the other executive officers; (iii) to administer and to recommend adoption, amendment or termination of plans, including option plans, bonus plans and any deferred compensation plans; and (iv) to establish appropriate insurance for the directors and officers. The Compensation Committee consists of three directors, each of whom satisfies the independence requirements of the NASDAQ guidelines as well as applicable SEC and Internal Revenue Service regulations.

The performance of each of our executive officers is evaluated at least annually at the end of the calendar year. The chief executive officer’s performance is evaluated by the Compensation Committee and the performance of the other executive officers is evaluated by the chief executive officer and reviewed with the Compensation Committee. The factors taken into account in the evaluation of performance include the extent to which pre-established goals and business plans were accomplished and the extent to which the executive demonstrated leadership, creativity, teamwork and commitment, and embodied our company values. Other factors that are considered in making compensation determinations are the experience, skill level and level of responsibility of the executive and competitive market conditions.

All options or restricted stock awards granted to executive officers and directors must be approved by the Board. At the time of hire, options and/or restricted stock awards are granted effective on or shortly after the employment start date for the executive. Generally, we assess all of our executive officers on an annual basis for potential additional stock option and/or restricted stock grants. These annual awards are approved by the Board.

We conducted our first say-on-pay vote at our 2011 Annual Meeting of Stockholders and approximately 78% of the votes cast were for approval of the 2010 executive compensation. Our stockholders, consistent with our recommendation, also designated every year as the frequency with which we should conduct the say-on-pay vote. As a result, the Board committed to an annual say-on-pay vote. Our 2011 executive compensation approach was overall generally in line with the 2010 approach previously approved by our stockholders.

Compensation Elements

General – We have implemented specific compensation elements to address our objectives, including base salary, a cash bonus plan, equity participation and benefits. These elements combine short-term and longer-term incentives and rewards in meeting our executive compensation goals.

Market Compensation Data – The Compensation Committee considers relevant market data in setting the compensation for our executive officers. During 2011, the Compensation Committee selected Compensia, Inc. to provide a compensation assessment for establishing executive officer and director compensation. Compensia, Inc. was selected because of their experience in developing peer groups, assessing the market competitiveness of executive compensation programs and providing guidance on any adjustments needed to conform to market compensation programs. They also showed considerable experience with Silicon Valley high technology companies. A broad survey data of companies with similar revenue, headcount and market capitalization was used as an aid in making compensation decisions.

Base Salary – In determining base salaries for our executive officers, we benchmark each of our executive positions using data compiled by Compensia, Inc. The report used was the 2011 Compensia Executive Compensation Assessment (the “Compensation Assessment”), which included 15 peer technology and communication companies with revenues between $25 million and $88 million for the most recent four quarters available as of October 2011 and that had demonstrated revenue growth. The Compensation Assessment summarized the compensation for Chief Executive Officers and Chief Financial Officers. The 15 companies identified in the Compensation Assessment were as follows:

Ambient	Maxlinear	Pervasive Software
Aware	Meru Networks	Semileds
ClearOne Communications	Numerex	SPS Commerce
eGain Communications	ORBCOMM	TII Network Technologies
Hughes Telematics	PC-Tel	Wave Systems

After consideration of all data, the Compensation Committee elected to target base salary at the 50th percentile of the peer group companies because our expected revenue target was near the mid-range of the peer group. The target for total cash compensation, including base salary and cash incentives, was at or above the 50th percentile because our revenue growth has exceeded that of most of the companies in the peer group during comparable periods. However, many factors affect the determination of the salary level and cash incentives for individual executives, including performance, experience, skill, responsibilities and competitive market factors. In general, we seek to provide a fair, reasonable and competitive level of base salary and cash incentives. The Compensation Committee recommended to increase the base salary of the Chief Executive Officer to $345,000 effective January 1, 2012 from $295,000 in 2011, with no change to the on-target cash incentives of 80% base salary; and to increase the base salary of the Chief Financial Officer to $250,000, effective January 1, 2012 from $225,000 in 2011. In November 2011, the Board approved the Chief Executive Officer and Chief Financial Officer recommendations of the Compensation Committee.

Cash Bonus – While we believe that the provision of short-term cash incentives is important to aligning the interests of executive officers and stockholders, and to the rewarding of performance, we also take into account our overall financial situation. The cash bonuses paid in 2011 were based on pre-determined or specific corporate or individual performance targets.

Bonus payouts for performance in the year ended December 31, 2011 were calculated based on EBITDA, a non-U.S. generally accepted accounting principles (GAAP) financial measure, which represents net income (loss) adjusted for (i) interest expense, net of interest income, (ii) income tax provision (benefit) and (iii) depreciation and amortization. The range of potential payouts was from 0% to 200% of the on-target bonus amount, depending upon the level of revenue achieved and achieving a positive EBITDA.

The performance targets for a 100% bonus payout for the first half of 2011 included a revenue measure of $11.1 million and positive EBITDA. The bonus amount was increased or decreased if the revenue achieved was more or less than the target, respectively, with no bonus if revenue was below $7.8 million for the first half of 2011. Without positive EBITDA for either of the first or second quarter of 2011, the calculated bonus would be reduced by 75%. The performance targets for a 100% bonus payout for the second half of 2011 included a revenue measure of $18.4 million and positive EBITDA. The targets were based on our financial plan for 2011, which included approximately 50% revenue growth for 2011, or revenue of $30 million, and approximately break-even operating results. Because a greater portion of 2011 revenue was planned for the second half of 2011, as compared with the first half of 2011, a greater portion of the full-year on-target bonus was allocated to the second half of 2011. 37% of the on-target bonus was assigned to the first half of 2011 and the remaining 63% was assigned to the second half of 2011 to align the cash incentives with expected higher revenue in the second half of 2011. The bonus amount was increased or decreased if the revenue achieved was more or less than the target, respectively, with no bonus if revenue was below $13.2 million for the second half of 2011. Without positive EBITDA for either of the third or fourth quarter of 2011, the calculated bonus would be reduced by 75%. The Chief Executive Officer and Chief Financial Officer were eligible for a target bonus of 80% and 60% of base salary, respectively, for each half year of 2011. For 2011, the on-target cash compensation, combining base salary and cash incentives, was based on 50th percentile of benchmark survey completed in 2010.

149% and 151% of the established revenue targets were achieved in the first and second halves of 2011, respectively, and this achievement resulted in 2011 bonus payouts at or near the calculated 200% cap on bonus payments. The bonus to the Chief Executive Officer was $173,521 and $297,360 for the first and second halves of 2011, respectively. The bonus to the Chief Financial Officer was $99,260 and $170,100 for the first and second halves of 2011, respectively. The bonuses for the Chief Executive Officer and Chief Financial Officer were 199% and 200%, respectively, of the calculated on-target bonus for the first and second halves of 2011. The 2011 bonus plan provided for greater bonuses in the event that revenue exceeded established targets; that is, up to 200% of the on-target bonus could be paid, if revenue exceeded the target by 150% or more. With revenue at 149% and 151% of targets for the first and second halves of 2011, respectively, the calculated bonuses were near the cap and at the 200% cap in the first and second halves of 2011, respectively. The respective bonuses were greater for the second half of 2011, reflecting the 37% and 63% assignment of the on-target bonuses to the first and second halves of 2011, respectively, which was consistent with the expectations for greater revenue in the second half of 2011 as compared with the first half of 2011.

The Compensation Committee established target cash bonus incentives for 2012 based on the Compensation Assessment conducted in 2011. For 2012, the Chief Executive Officer and Chief Financial Officer are eligible for a target bonus of 80% and 60% of base salary, respectively. After consideration of the Compensation Assessment prepared by Compensia, the Compensation Committee elected to target total cash compensation, including base salary and cash incentives, at or above the 50th percentile because our revenue growth has exceeded that of most of the companies in the peer group during comparable periods. No change was made to the cash incentives as a percentage of base salary for the Chief Executive Officer and Chief Financial Officer for 2012 as compared with 2011, which remained 80% and 60%, respectively.

Equity Incentive – We utilize stock options and restricted stock as the primary methods of equity participation for our executive officers. Equity awards are intended to reward and recognize long-term contribution to our stockholders. We determine option and restricted stock grants with reference to our own capitalization structure, the Compensation Assessment and to internally generated benchmarks that we have established to determine appropriate levels of equity awards for our employees. Because of the long-term nature of this incentive, the awards were evaluated over a multiyear period. The Compensation Assessment included an analysis of long-term equity incentives based on a survey of unnamed companies. The analysis estimated that one share of restricted stock was approximately equivalent to an option to purchase two shares of our common stock.

In November 2011, the Board approved restricted stock grants of 30,000 and 15,000 shares to the Chief Executive Officer and Chief Financial Officer, respectively. These grants were the outcome of the regular periodic review of executive compensation and were at the 50th percentile of the survey of unnamed companies included in the Compensation Assessment. The grant amounts were for fewer shares than granted to the Chief Executive Officer and Chief Financial Officer in prior years due, in part, to the greater contemporaneous value of our common stock at the date of grant.

Benefits – We provide a competitive range of health and other benefit programs to our executive officers. These are provided on the same basis to executive officers and other employees in the United States. These include health and dental insurance, life and disability insurance and a 401(k) plan. Our employees in Sweden receive benefits at levels that are customary to the country.

Severance and Change of Control – Under provisions of our Chief Executive Officer’s and Chief Financial Officer’s employment agreements, in the event of a termination of employment for reasons other than cause, these officers are entitled to receive salary payments and continuation of certain healthcare benefits for six months together with all bonuses awarded during the prior calendar year, if not yet paid, and a pro-rated bonus for the calendar year in which his employment is terminated. In the event of a change of control of Procera, the unvested portion of the November 2011 restricted stock grants held by our Chief Executive Officer and our Chief Financial Officer will immediately become fully vested. Additionally, in the event of an actual or constructive termination of employment of our Chief Executive Officer or Chief Financial Officer, as described below under “Employment, Severance, Separation and Change of Control Agreements,” other than for cause, within twelve months after a change of control of Procera, the unvested portion of any other outstanding equity awards held by our Chief Executive Officer and our Chief Financial Officer will immediately become fully vested. We entered into these arrangements to attract and retain the service of our executive officers.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Code, a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers, other than our chief financial officer, to the extent the compensation for any such individual exceeds one million dollars for the taxable year. Our executive compensation programs are designed to preserve the deductibility of compensation payable to executive officers, although deductibility will be only one among a number of factors considered in determining appropriate levels or types of compensation.

Risk Considerations in our Compensation Program

The Compensation Committee has addressed the concept of risk as it relates to our compensation program and the Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•

We structure our pay to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short- and long-term corporate performance. For short-term performance, our cash bonus is awarded based on semi-annual targets for revenue and positive earnings before interest, tax, depreciation and amortization (EBITDA). For long-term performance, our stock option awards generally vest over four years and are only valuable if our stock price increases over time; and restricted stock awards vest in three years. We believe that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

•

Because positive EBITDA is a key performance measure for determining incentive payments, we believe our executives are encouraged to take a balanced approach that focuses on corporate profitability, and not just revenue targets alone, which by itself could incentivize management to drive sales levels without regard to cost structure. If we are not profitable, there are minimal payouts under the bonus program.

•	We cap our cash bonus at 2x of the target payout, which we believe also mitigates excessive risk taking. Even if we dramatically exceed our targets, bonus payouts are limited.

•

We believe that our focus on positive EBITDA (through our cash bonus program) and stock price performance (through our equity compensation program) provides a check on excessive risk taking. That is, even if our executives could inappropriately increase EBITDA by excessive expense reductions or by abandoning less profitable revenue sources, this would be detrimental to us in the long run and could ultimately harm our stock price and the value of their equity awards. Likewise, if our executives were to add revenue sources at low margins in order to generate a higher growth company multiple and increased stock prices, it could decrease EBITDA and the value of their cash bonus payments.

•	Our bonus program has been structured around revenue and EBITDA for the past several years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

Components of Director Compensation

A combination of equity awards and fees are used to compensate non-employee directors for their service on the Board.

2011 Director Compensation. In 2011, with the exception of Mr. Pugerude, non-employee director compensation included regular restricted stock grants, each of which vests on the one-year anniversary of the date of grant. Restricted stock having a value of $7,500 was granted quarterly to each non-employee director for each quarter of service provided, for a total value of $30,000, with the quantity of shares measured based on the closing price on the date of grant. In addition, for the first three quarters of 2011, the non-employee directors received fees consisting of additional restricted stock grants for attendance of meetings and service as the Chairman of the Board or Chairperson of a Board Committee. Starting in the fourth quarter of 2011, such additional fees were payable in cash, in arrears, on the first business day of each quarter, with the first such payment on January 3, 2012. The established fees are as follows:

Description	Fee per Director
Membership on the Board	$2,500 quarterly
Chairman of the Board	$2,500 quarterly
Chairperson of the Audit Committee	$1,250 quarterly
Chairperson of the Compensation Committee	$1,250 quarterly
Chairperson of the Nominating and Corporate Governance Committee	$625 quarterly
Each meeting attended in-person	$1,000 per meeting
Each meeting attended by phone	$500 per meeting

We reimbursed directors for travel and other expenses incurred in connection with attending meetings of the Board and committees of the Board.

Directors who are also our employees received no additional compensation for serving on the Board during 2011. Mr. Brear, our Chief Executive Officer, was the only employee who served as a director in 2011. Mr. Pugerude, the director nominated for election to our Board in connection with the Master OEM Purchase and Sales Agreement with GENBAND, received no fees for his service in 2011.

2012 Director Compensation. For 2012, effective as of the Annual Meeting, non-employee director compensation will include regular restricted stock grants with a total value of $45,000 per year, granted following election, with the quantity of shares measured based on the closing price on the date of grant. One quarter of the shares will vest on the first business day of each succeeding quarter. In addition, we will provide the non-employee directors with certain fees, payable in cash, for attendance of meetings and service as the Chairman of the Board or Chairperson of a Board Committee. The established fees are as follows:

Description	Fee per Director
Chairman of the Board	$2,500 quarterly
Chairperson of the Audit Committee	$1,250 quarterly
Chairperson of the Compensation Committee	$1,250 quarterly
Chairperson of the Nominating and Corporate Governance Committee	$625 quarterly
Each meeting attended in-person	$1,000 per meeting
Each meeting attended by phone	$500 per meeting

Summary Compensation Table

The following table shows for the years ended December 31, 2011, 2010 and 2009, compensation awarded to or paid to, or earned by, our Chief Executive Officer and Chief Financial Officer (the “Named Executive Officers”).

Summary Compensation Table for 2011

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Total ($)
James F. Brear, President and Chief Executive Officer	2011 2010	295,000 295,000	— 22,441	447,900 212,000	— —	470,881 90,745	1,213,781 620,186
	2009	275,000	17,862	—	178,400	161,454	632,716

Charles Constanti, Chief Financial Officer(2)	2011 2010	225,000 225,000	— 13,692	223,950 106,000	— —	269,360 55,370	718,310 400,062
	2009	144,886	—	—	479,100	92,406	716,392

(1)	The amounts in this column reflect the full grant date fair value for the years ended December 31, 2011, 2010 and 2009, in accordance with ASC 718. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers. Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements for the year ended December 31, 2011 and in our discussion of Stock-Based Compensation in our Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(2)	Mr. Constanti’s salary reported for 2009 reflects his salary for the partial year May 11, 2009 through December 31, 2009.

Grants of Plan-Based Awards

The following table shows for the year ended December 31, 2011, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in 2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards(1)
Name	Grant Date	Threshold($)	Target($)	Maximum($)	(#)		($)
James F. Brear	11/10/11	—	—	—	30,000	(2)	447,900
	N/A	29,500	236,000	472,000	—		—
Charles Constanti	11/10/11	—	—	—	15,000	(3)	223,950
	N/A	16,875	135,000	270,000	—		—

(1)	Represents the full grant date fair value of each individual equity award (on a grant-by-grant basis) as computed under ASC 718.
(2)	The shares included in this restricted stock grant will vest in three years from the date of grant, as long as Mr. Brear remains in continuous service with us (as defined in the 2007 Plan).
(3)	The shares included in this restricted stock grant will vest in three years from the date of grant, as long as Mr. Constanti remains in continuous service with us (as defined in the 2007 Plan).

Discussion of Summary Compensation and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Employment, Severance, Separation and Change of Control Agreements

We have entered into the following employment arrangements with each of the Named Executive Officers.

James F. Brear On February 11, 2008, we entered into an executive employment agreement with James F. Brear, as Chief Executive Officer, President and a member of the Board. Pursuant to this agreement, Mr. Brear was established at an annual base salary of $240,000, subject to annual review and increases at the discretion of the Board. Mr. Brear’s annual base salary was increased to $275,000 effective January 1, 2009, to $295,000 effective January 1, 2010, and to $345,000 effective January 1, 2012. Mr. Brear received an initial bonus of 50% of his annual base salary after his first six months of employment with us. In addition, Mr. Brear was eligible for an on-target annual discretionary performance bonus equal to 80% of his annual base salary in 2008 and 2009, 75% of his annual base salary in 2010, and 80% of his annual base salary in 2011, as determined by the Board; provided, however, that for 2008, the annual bonus was prorated over the time between the end of the first six months of Mr. Brear’s employment and the end of 2008. For 2012, Mr. Brear is eligible for an on-target annual discretionary performance bonus equal to 80% of his annual base salary in 2012, as determined by the Board.

With the hiring of Mr. Brear in February 2008, we granted Mr. Brear an option to purchase 225,000 shares of our common stock and in November 2009, we granted Mr. Brear an option to purchase 50,000 shares of our common stock. These options will vest over four years, with 25% of the shares vesting in one year and the remaining shares vesting in 36 equal monthly installments thereafter. In December 2010, we granted Mr. Brear 40,000 shares of restricted stock that will vest in three years. In November 2011, we granted Mr. Brear 30,000 shares of restricted stock that will vest in three years.

Under Mr. Brear’s employment agreement, either we or Mr. Brear may terminate his employment at any time. If we terminate Mr. Brear’s employment without cause or Mr. Brear terminates his employment with good reason, we will be obligated to pay Mr. Brear severance equal to six months at his then current base salary, the maintenance of health insurance coverage for Mr. Brear and his eligible dependents for a period of six months, the full amount of any annual bonus awarded for the completed year preceding termination if not already paid, and a pro-rated annual bonus for the calendar year in which his employment terminates. If we terminate Mr. Brear’s employment without cause or Mr. Brear terminates his employment with good reason within twelve months after a change in control, the unvested portion of any equity awards granted to Mr. Brear prior to his termination will immediately become fully vested.

Charles Constanti On April 27, 2009, we entered into an executive employment agreement with Charles Constanti, as Chief Financial Officer and employment commencing May 11, 2009. Pursuant to this agreement, Mr. Constanti was established at an annual base salary of $225,000, subject to annual review and increases at the discretion of the Board. Mr. Constanti’s annual base salary was increased to $250,000, effective January 1, 2012. In addition, Mr. Constanti was eligible for an on-target annual discretionary performance bonus equal to 60% of his annual base salary in 2009, 2010 and 2011, as determined by the Board; provided, however, that for 2009, the annual bonus was prorated for the period of employment beginning on May 11, 2009 until the end of 2009. For 2012, Mr. Constanti is eligible for an on-target annual discretionary performance bonus equal to 60% of his annual base salary in 2012, as determined by the Board.

With the hiring of Mr. Constanti in May 2009, we granted Mr. Constanti an option to purchase 100,000 shares of our common stock. This option will vest over four years, with 25% of the shares vesting in one year and the remaining shares vesting in 36 equal monthly installments thereafter. In December 2010, we granted Mr. Constanti 20,000 shares of restricted stock that will vest in three years. In November 2011, we granted Mr. Constanti 15,000 shares of restricted stock that will vest in three years.

Under Mr. Constanti’s employment agreement, either we or Mr. Constanti may terminate his employment at any time. If we terminate Mr. Constanti’s employment without cause or Mr. Constanti terminates his employment with good reason, we will be obligated to pay Mr. Constanti severance equal to six months at his then current base salary, the full amount of any annual bonus awarded for the completed year preceding termination if not already paid, and a pro-rated annual bonus for the calendar year in which his employment terminates. In addition, Mr. Constanti may be eligible, at his own expense, to continue his then-current group health insurance benefits. If we terminate Mr. Constanti’s employment without cause or Mr. Constanti terminates his employment with good reason within twelve months after a change in control, the unvested portion of any equity awards granted to Mr. Constanti prior to his termination will immediately become fully vested.

Potential Payouts upon Termination or Change of Control

Other than the provisions of the executive severance benefits to which our Named Executive Officers would be entitled to at December 31, 2011 as set forth above, we have no liabilities under termination or change of control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

Under the terms of equity award agreements with our Named Executive Officers, the value of equity award acceleration, in the event of a change of control of Procera, as of December 31, 2011, is valued at $1,357,951 for Mr. Brear and $852,720 for Mr. Constanti. The amounts computed by person assume the termination was effective as of December 31, 2011 and that all eligibility requirements under the equity award agreement were met. The values represent the portions of the restricted stock and stock options that are assumed to be accelerated, calculated based on the intrinsic value of the equity awards at the closing price of our common stock of $15.58 on December 30, 2011, the last trading day of our common stock in 2011.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the year ended December 31, 2011, certain information regarding outstanding equity awards at year-end for the Named Executive Officers.

Outstanding Equity Awards at December 31, 2011

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James F. Brear	205,625	(1)	9,375	(1)	14.10	02/11/2018	—		—
	17,792	(2)	23,958	(2)	5.00	11/12/2019	—		—
							40,000 30,000	(3) (4)	212,000 447,900
Charles Constanti	64,583	(5)	35,417	(5)	6.90	05/20/2019	—		—
							20,000 15,000	(3) (4)	106,000 223,950

(1)	The option vested as to 1/4 of the shares on the first anniversary of the vesting commencement date of February 12, 2008 and 1/48 of the shares per month and became fully vested on February 12, 2012.
(2)	The option vested as to 1/4 of the shares on the first anniversary of the vesting commencement date of November 13, 2009 and vests as to 1/48 of the shares per month thereafter until fully vested.
(3)	The restricted shares will vest in a single installment on December 6, 2013, the third anniversary of the grant date of the award.
(4)	The restricted shares will vest in a single installment on November 10, 2014, the third anniversary of the grant date of the award.
(5)	The option vested as to 1/4 of the shares on the first anniversary of the vesting commencement date of May 21, 2009 and vests as to 1/48 of the shares per month thereafter until fully vested.

2011 Option Exercises and Stock Vested

The following table presents information concerning the options exercised and stock vested during fiscal year 2011 for the Named Executive Officers.

Option Exercises and Stock Vested in 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James F. Brear	18,250	95,791	—	—
Charles Constanti	—	—	—	—

Director Compensation

The elements of director compensation are intended to recognize the responsibilities for committee participation and general board meeting demands as well as compensate for meeting attendance, committee participation and provide equity incentives.

Directors who are also our employees received no additional compensation for serving on the Board during 2011. Each of our non-employee directors, with the exception of Mr. Pugerude, received an annual retainer of $30,000. The chairperson of each of the Audit, Compensation and Nominating and Corporate Governance Committees received an additional annual retainer of $5,000, $5,000 and $2,500, respectively. In addition, the Compensation Committee approved an additional annual retainer of $10,000 for our Chairman of the Board. All annual compensation amounts are earned on a quarterly basis. Each director also receives $1,000 for attending each Board or Committee meeting in person or $500 for attending telephonically. For the first three quarters of 2011, with the exception of Mr. Pugerude, the annual retainer, meeting fees and additional annual retainers for service as chairperson of a committee and Chairman of the Board were paid in shares of restricted stock. Starting in the fourth quarter of 2011, compensation for meetings fees and additional retainers for service as chairpersons was payable in cash, with the first such cash payment made on January 3, 2012, while the fourth quarter portion of the annual retainer continued to be paid in shares of restricted stock.

We also reimbursed non-employee directors for travel and other expenses incurred in connection with attending meetings of the Board and committees of the Board.

The Director Compensation Plan for 2012 will include the following director compensation in cash and restricted stock grants:

•	An annual retainer of $45,000 in quarterly grants of restricted stock units;

•	Additional annual cash retainers for the chairperson of each of the Audit, Compensation and Nominating and Corporate Governance Committees of $5,000, $5,000 and $2,500, respectively.

•	Additional annual cash retainer of $10,000 for our Chairman of the Board.

•	Additional amounts of $1,000 in cash for attending each Board or Committee meeting in person or $500 in cash for attending telephonically.

The following table shows compensation information for our non-employee directors for the year ended December 31, 2011:

Director Compensation for 2011

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1)(2) ($)	Option Awards(3) ($)	All Other Compensation ($)		Total ($)
Scott McClendon	6,000		44,979	—	—		50,979
Staffan Hillberg	4,127		38,856	—	12,700	(4)	55,683
Mary Losty	4,000		39,480	—	—		43,480
Mark Pugerude	—	(5)	—	—	—		—
Thomas Saponas	5,250		42,235	—	—		47,485
William Slavin	4,000		38,485	—	—		42,485
Paul Stich	4,750		43,734	—	—		48,484

(1)	The amounts in this column are determined by computing the fair value of each option on the grant date in accordance with ASC 718 and recognizing that amount as expense ratably over the option vesting term and accordingly may include a portion of options granted in previous years that vested in 2011. Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements for the year ended December 31, 2011 and in our discussion of Stock-Based Compensation in our Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(2)	The following number of shares of stock were outstanding as of December 31, 2011: Mr. McClendon – 35,071 shares; Mr. Hillberg – 22,142 shares; Ms. Losty – 16,055 shares; Mr. Pugerude – 0 shares; Mr. Saponas – 32,650 shares; Mr. Slavin – 5,000 shares; and Mr. Stich – 10,735 shares.
(3)	Options exercisable for the following number of shares were outstanding as of December 31, 2011: Mr. McClendon – 35,071 shares; Mr. Hillberg – 22,142 shares; Ms. Losty – 16,055 shares; Mr. Pugerude – 0 shares; Mr. Saponas – 32,650 shares; Mr. Slavin – 5,000 shares; and Mr. Stich – 10,735 shares.
(4)	As the Chairman of the Board of our wholly owned Swedish subsidiary, Mr. Hillberg receives $12,700 in annual compensation.

(5)	Mr. Pugerude, the director nominated for election to our Board in connection with the Master OEM Purchase and Sales Agreement with GENBAND, received no fees for his service on the Board in 2011.

Transactions With Related Persons

Related-Person Transactions Policy and Procedures

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002. A related-person is any of our executive officers, directors or more than 5% stockholders, including any of their immediate family members, and any entity owned or controlled by such persons. Under its charter, the Audit Committee is charged with reviewing and approving all related-person transactions as required by NASDAQ rules. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Certain Related-Person Transactions

Since January 1, 2011, there has not been nor are there currently proposed any transactions or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the following transactions:

Master OEM Purchase and Sales Agreement

On July 19, 2010, we entered into a Master OEM Purchase and Sales Agreement with GENBAND and GENBAND Ireland Ltd. (collectively, the “GENBAND Entities”), pursuant to which the GENBAND Entities may purchase any of our existing software and hardware products, as well as procure licenses and services related to such products from us. In conjunction with this agreement, in June 2011, the Board nominated and our stockholders elected, Mark Pugerude, President of Global Sales and Business Development of GENBAND, as a director. In May of 2011, Mr. Pugerude informed the Board that he would not stand for relection. As a result, Mr. Pugerude’s service to the Board will end on the date of the Annual Meeting. Mr. Pugerude’s decision not to stand for reelection did not result from or involve any disagreement with us. In May 2012 and in conjunction with the Master OEM Purchase and Sales Agreement and the Strategic Alliance Letter Agreement dated July 19, 2010 with GENBAND, the Board nominated B.G. Kumar, Executive Vice President and President, Networking and Applications Product Unit of GENBAND, as a director.

During the year ended December 31, 2011, we recognized revenue of approximately $0.9 million on sales to the GENBAND Entities. At December 31, 2011, we had accounts receivable of approximately $0.1 million from the GENBAND Entities.

Employment Agreements

Information on our executive employment agreements is located under the caption, “Employment, Severance, Separation and Change of Control Agreements” above.

Director and Officer Indemnification Agreements

In addition to the indemnification provisions contained in our articles of incorporation and bylaws, we generally enter into separate indemnification agreements with our directors and officers. These agreements require us, among other things, to indemnify the director or officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, paid by the individual in connection with any action, suit or proceeding arising out of the individual’s status or service as our director or officer, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by us. We also intend to enter into these agreements with our future directors and officers.

Company Policy Regarding Related-Person Transactions

It is our policy that the Audit Committee review and approve or ratify transactions involving directors, nominees for director, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. We have not yet adopted a written related-person transactions policy.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Procera’s Secretary at 4121 Clipper Court, Fremont, California 94538 or contact Procera’s Secretary at (408) 890-7036. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their broker or our Secretary in the same manner described above. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Charles Constanti

Charles Constanti
Chief Financial Officer and Secretary

July 12, 2012

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as amended, is available without charge upon written request to: Procera Networks, Inc., Secretary, 4121 Clipper Court, Fremont, California 94538.

APPENDIX A

PROCERA NETWORKS, INC.

2007 EQUITY INCENTIVE PLAN

PROCERA NETWORKS, INC.

2007 EQUITY INCENTIVE PLAN

APPROVED BY THE BOARD: OCTOBER 17, 2007

APPROVED BY THE STOCKHOLDERS: JANUARY 30, 2008

TERMINATION DATE: OCTOBER 16, 2017

AMENDED: NOVEMBER 13, 2009

APPROVED BY THE STOCKHOLDERS: DECEMBER 16, 2009 (THE “AMENDMENT DATE”)

AMENDED: MARCH 10, 2011

APPROVED BY THE STOCKHOLDERS: JUNE 13, 2011

AMENDED: MARCH 8, 2012

APPROVED BY THE STOCKHOLDERS: [            ]

1.	GENERAL.

(a) Successor and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Procera Networks, Inc. 2003 Stock Option Plan and 2004 Stock Option Plan, as amended (the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any shares remaining available for future awards under the Prior Plans as of the Effective Date (the “Prior Plan Available Reserve”) shall become available for issuance pursuant to Awards granted hereunder. From and after the Effective Date, any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans with respect to which they were originally granted and shares issuable under such awards shall be issued from such Prior Plans. All Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Awards shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To effect, at any time and from time to time, subject to stockholder approval, (1) the reduction of the exercise price of any outstanding Option or the strike price of any outstanding Stock Appreciation Right; (2) the cancellation of any outstanding Option or Stock Appreciation Right and the grant in substitution therefor of (a) a new Option or Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or different number of shares of Common Stock, (b) a Restricted Stock Award, (c) a Restricted Stock Unit Award, (d) an Other Stock Award, (e) cash, and/or (f) other valuable consideration as determined by the Board in its sole discretion; or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Awards available for issuance under the Plan, but in each of (i) through (v) only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, material amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (ii) Section 422 of the Code regarding Incentive Stock Options, or (iii) Rule 16b-3.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards, or correct any clerical errors, if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code and the related guidance thereunder.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (B) delegate to a Committee who need not be Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to Officers. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Options (and, to the extent permitted by applicable law, other Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officers and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(x)(ii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of common stock of the Company that may be issued pursuant to Stock Awards under the Plan shall not exceed 1,900,000 shares of Common Stock, plus an additional number of shares in an amount not to exceed 738,952, comprised of: (i) that number of shares subject to the Prior Plan Available Reserve plus (ii) the Returning Shares (as such shares become available from time to time). Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, (iii) Stock Award is settled in cash, or (iv) shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 3(b)(v), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(c), subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 2,638,952 shares of Common Stock.

(d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than 150,000 shares of Common Stock.

(d) Consultants. A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, (i) a Form S-8 Registration Statement under the Securities Act or a successor or similar form under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8, (ii) such grant complies with the requirements of Rule 701 of the Securities Act, or (iii) the Company determines that such grant will otherwise comply with the securities laws of all relevant jurisdictions.

5.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall conform to (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, and notwithstanding anything in the Option Agreement to the contrary, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other permitted payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(d) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. If the Board determines that an Option will be transferable, the Option will contain such additional terms and conditions as the Board deems appropriate. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner that is consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option.

(e) Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the date three (3) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date. For Options granted after the Amendment Date, if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. In addition, for Options granted after the Amendment Date, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option as set forth in the applicable Award Agreement.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement); or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j) Termination for Cause. Except as otherwise explicitly provided in an Optionholder’s Option Agreement, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate immediately and cease to remain outstanding.

(k) Non-Exempt Employees. No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Optionholder’s death or Disability, (ii) upon a Corporate Transaction in which such Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Optionholder’s retirement (as such term may be defined in the Optionholder’s Option Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past or future services actually or to be rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. Notwithstanding anything in the applicable Stock Award Agreement to the contrary, the strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the aggregate strike price of the Common Stock equivalents being exercised.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates (other than for Cause), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Termination for Cause. Except as explicitly provided otherwise in an Participant’s Stock Appreciation Right Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Stock Appreciation Right from and after the time of such termination of Continuous Service.

(ix) Extension of Termination Date. If the exercise of the Stock Appreciation Right following the termination of the Participant’s Continuous Service would either (A) be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, or (B) subject the Participant to short-swing liability under Section 16(b) of the Exchange Act, then the Stock Appreciation Right shall terminate on the earlier of (x) the expiration of a period of ninety (90) days after the termination of the Participant’s Continuous Service during which the exercise of the Stock Appreciation Right would not be in violation of such registration requirements and would not subject the Participant to short-swing liability under Section 16(b) of the Exchange Act, or (y) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement.

(d) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted or may vest based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum Performance Stock Award that may be granted in a calendar year to any Participant pursuant to this Section 6(d)(i) shall not exceed the value of 75,000 shares of Common Stock (as determined at the time of grant). In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award granted pursuant to this Section 6(d)(ii) that is paid upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum Performance Cash Award that may be granted to a Participant in a calendar year and made subject to the future attainment of one or more Performance Goals shall not exceed $1,000,000. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock (“Other Stock Awards”) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Such Other Stock Awards will be subject to a written Award Agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award, and each Other Stock Award shall be subject to the terms and conditions of the Plan. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards or make payments of cash or other property in settlement of Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities laws.

(c) No Obligation to Notify. The Company shall have no duty or obligation to any holder of an Award to advise such holder as to the time or manner of exercising or settling such Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised or settled. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. If the Board determines that the terms of an Award do not reflect the appropriate exercise, strike or purchase price on the appropriate date of grant in accordance with the requirements of the Plan, the terms of the Award shall be automatically corrected to reflect the appropriate price or other terms provided for under the Plan, as determined by the Board, without the need for consent of the Participant; provided, however, that no such correction shall result in a direct or indirect reduction in the exercise price or strike price of the Award.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise or settlement of the Award pursuant to its terms, and (ii) the issuance of the Common Stock pursuant to such exercise or settlement has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s) or any Board or Committee resolutions related thereto.

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(k) Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Affiliates shall not be responsible for, or required to reimburse or otherwise make any participant whole for, any tax or penalty imposed on, or losses incurred by, any Participant that arises in connection with the potential or actual application of Section 409A to any Award granted hereunder.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 4(c) and 6(d)(i); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in a Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reaquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion. All other Awards that are not Stock Awards shall be treated in accordance with the applicable Award Agreements.

(c) Corporate Transaction. The following provisions shall apply to Awards in the event of a Corporate Transaction unless otherwise provided in the Award Agreement or any other applicable written agreement between the Company or any Affiliate and the holder of the Award, or unless otherwise expressly provided by the Board at the time of grant of an Award. Except as otherwise stated in the Award Agreement, in the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Award (and, if applicable, the time at which the Award may be exercised or settled) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised or settled prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) the payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the holder of the Award would have received upon the exercise or settlement of the Award, over (B) any exercise or purchase price payable by such holder in connection with such exercise or settlement.

The Board need not take the same action with respect to all Awards or with respect to all Participants.

(d) Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any applicable written agreement between the Company or any Affiliate and the Participant. An Award may vest as to all or any portion of the cash or shares subject to the Award (i) immediately upon the occurrence of a Change in Control, whether or not such Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the date it is first approved by the Board, but no Stock Award shall be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award shall be granted and no Performance Cash Award shall be settled) unless and until the Plan has been approved by the Stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

12.	CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Annual Meeting” means the annual meeting of the stockholders of the Company.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Award Agreement” means a Stock Award Agreement or the written terms of a Performance Cash Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.

(g) “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Cause (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Cause or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A)

outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Procera Networks, Inc., a Nevada corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not, by itself, terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an “Affiliate,” as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent a Participant, upon a change in capacity of service, ceases to provide service at a rate of more than 20% of his or her rate of service (immediately prior to the change in capacity), such Participant may be deemed to have suffered a termination of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board of the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, and except as otherwise required by applicable law or as otherwise determined by the Company, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(s) “Effective Date” means the effective date of the Plan as set forth in Section 11.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y) “Incentive Stock Option” means an Option which qualifies as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(bb) “Officer” means any person designated by the Company as an officer; provided, however, that at any time that any class of the equity securities of the Company is registered pursuant to Section 12 of the Exchange Act, “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(jj) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, on a U.S. generally accepted accounting standards or non-generally accepted accounting standards basis, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) quality measures; and (xxxii) to the extent that a Stock Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the satisfaction of the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(ll) “Performance Period” means one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award.

(mm) “Performance Stock Award” means a Restricted Stock Award or Restricted Stock Unit Award which is granted pursuant to the terms and conditions of Section 6(d)(i).

(nn) “Plan” means this Procera Networks, Inc. 2007 Equity Incentive Plan.

(oo) “Prior Plans” means the Company’s 2003 Stock Option Plan and 2004 Stock Option Plan, as in effect immediately prior to the Effective Date.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Securities Act” means the Securities Act of 1933, as amended.

(vv) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(xx) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or Other Stock Award.

(yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

PROCERA NETWORKS, INC. 4121 Clipper Court Fremont, CA 94538 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # 000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Scott McClendon 02 James F. Brear 03 Staffan Hillberg 04 B.G. Kumar 05 Alan B. Lefkof 06 Mary Losty 07 Thomas Saponas 08 William Slavin The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To approve amendments to the Company’s 2007 Equity Incentive Plan to: (a) increase the number of shares of common stock that may be issued under the Plan by 800,000 shares, and (b) eliminate the Board’s ability to take action related to the 2007 Equity Incentive Plan that would be treated as a repricing under generally accepted accounting principles without the approval of the Company’s stockholders. 3. Advisory vote to approve named executive officer compensation. 4 To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000147163_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . PROCERA NETWORKS, INC. Annual Meeting of Stockholders August 27, 2012 9:30 AM This proxy is solicited by the Board of Directors By signing the proxy, you revoke all prior proxies and appoint James Brear and Charles Constanti, and each of them, proxies with full power of substitution, to vote your shares of record at the close of business on July 2, 2012 on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “For All” nominees for Proposal 1, “For” Proposal 2, “For” Proposal 3 and “For” Proposal 4. If any other matters are brought before the Annual Meeting, the persons named on this proxy will vote those matters in accordance with their best judgment. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000147163_2 R1.0.0.11699